EXHIBIT 21

                                METALS USA, INC.
                           PRINCIPAL SUBSIDIARY LIST

Aerospace Specifications Metals, Inc.
Affiliated Metals Company
Allmet Building Products, L.P.
Alluminum Building Products, Inc.
Forest Manufacturing, Inc.
Harvey Titanium, Ltd.
Interstate Steel Supply Company of Maryland
Metalmart, Inc.
Metals Aerospace International, Inc.
Metals USA Management Co., L.P.
Metals USA Plates and Shapes Southcentral, Inc.
Metals USA Plates and Shapes Southeast, Inc.
Metals USA Plates and Shapes Southwest, L.P.
Metals USA Plates and Shapes Northcentral, Inc.
Metals USA Plates and Shapes Northeast, L.P.
Metals USA Specialty Metals Northcentral, Inc.
Metals USA Specialty Metals Northwest, Inc.
Metals USA Specialty Metals Southcentral, Inc.
Metals USA Specialty Metals Southeast, Inc.
MUI Texas, Inc.
MUI-TN, L.L.C.
National Manufacturing, Inc.
Royal Aluminum, Inc.
Texas Aluminum Industries, Inc.
Wayne Steel, Inc.
Wilkof-Morris Steel Corporation
Wolf Brothers Steel Service Center, Inc.